Exhibit 99.1

GameStop Announces Election of Ryan Cohen as Chief Executive Officer

GRAPEVINE, Texas--(GLOBE NEWSWIRE)—September 28, 2023-- GameStop Corp. (NYSE: GME) (“GameStop” or the “Company”) today disclosed that its Board of Directors has elected Ryan Cohen as President and Chief Executive Officer, effective immediately. Mr. Cohen will not receive compensation for serving as the Company’s President, Chief Executive Officer and Chairman.

Contacts

GameStop Corp. Investor Relations
(817) 424-2001
ir@gamestop.com